Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-268783 on Form S-8 and Registration Statement No. 333-279599 on Form F-10 of Brookfield Asset Management Ltd. of our report dated March 17, 2025, relating to the financial statements of Brookfield Asset Management ULC appearing in the Annual Report on Form 10-K of Brookfield Asset Management Ltd. for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
March 17, 2025